Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to incorporate by reference in this Registration Statement on Form S-8 of our report dated March 1, 2009 relating to the financial statements of Songzai International Holding Group, Inc. (the Company), which appears in the Company’s 2008 Form 10-K, which is also incorporated by reference in this registration statement.   We also consent to the reference to us under the headings “Experts” in such Registration Statement.

Goldman Parks Kurland Mohidin LLP
Encino, California
April 17, 2009